EXHIBIT 4.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated January 13, 2014, with respect to the financial statement of Incapital Unit Trust, Series 41, comprising Nuveen 2014 Equity Outlook Portfolio, contained in Amendment No. 3 to the Registration Statement on Form S-6 (File No. 333-192461) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts”.

/s/ Grant Thornton LLP____________

GRANT THORNTON LLP

Chicago, Illinois

January 13, 2014